SERVICING AGREEMENT

Dated and effective as of October 1, 2004

CITIGROUP GLOBAL MARKETS REALTY CORP.

(Owner)

AND

GMAC MORTGAGE CORPORATION
(Servicer)

TABLE OF CONTENTS
_____________________

ARTICLE I

DEFINITIONS

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01	Representations, Warranties and Covenants of Servicer.

ARTICLE III

POSSESSION OF SERVICING FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS MASTER SERVICER

Section 3.01	Contract for Servicing; Possession of Servicing Files.
Section 3.02	Maintenance of Servicing Files.
Section 3.03	Books and Records.
Section 3.04	Transfer of Mortgage Loans.
Section 3.05	Delivery of Mortgage Loan Documents.
Section 3.06	Quality Control Procedures.
Section 3.07	Master Servicer.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01	Servicer to Act as Servicer.
Section 4.02	Collection of Mortgage Loan Payments.
Section 4.03	Realization Upon Defaulted Mortgage Loans.
Section 4.04	Establishment of Custodial Accounts; Depositsin Custodial Accounts.
Section 4.05	Permitted Withdrawals From the Custodial Account.
Section 4.06	Establishment of Escrow Accounts; Deposits in Escrow Accounts.
Section 4.07	Permitted Withdrawals From Escrow Account.
Section 4.08	Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.
Section 4.09	Transfer of Accounts.
Section 4.10	Maintenance of Hazard Insurance.
Section 4.11	Maintenance of Mortgage Impairment Insurance Policy.
Section 4.12	Fidelity Bond, Errors and Omissions Insurance.
Section 4.13	Title, Management and Disposition of REO Property.
Section 4.14	Distributions.
Section 4.15	Remittance Reports.
Section 4.16	Statements to the Owner.
Section 4.17	[Reserved].
Section 4.18	[Reserved].
Section 4.19	Assumption Agreements.
Section 4.20	Satisfaction of Mortgages and Release of Mortgage Loan Documents.
Section 4.21	Monthly Advances by the Servicer.
Section 4.22	Servicing Compensation.
Section 4.23	Notification of Adjustments.
Section 4.24	Statement as to Compliance.
Section 4.25	Independent Public Accountants’ Servicing Report.
Section 4.26	Back-up Certification.
Section 4.27	Access to Certain Documentation.
Section 4.28	Reports and Returns to be Filed by the Servicer.
Section 4.29	Compliance with REMIC Provisions.
Section 4.30	Superior Liens.

ARTICLE V

MERGER OR CONSOLIDATION; INDEMNIFICATION

Section 5.01	Merger or Consolidation of the Servicer.
Section 5.02	Indemnification.
Section 5.03	Limitation of Liability.
Section 5.04	Servicer Not to Resign.

ARTICLE VI

DEFAULT

Section 6.01	Events of Default.

ARTICLE VII

TERMINATION

Section 7.01	Termination.
Section 7.02	Successor to the Servicer.

ARTICLE VIII

RECONSTITUTION

Section 8.01	Reconstitution

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01	Amendment.
Section 9.02	Recordation of Agreement.
Section 9.03	Duration of Agreement.
Section 9.04	Governing Law.
Section 9.05	General Interpretive Principles.
Section 9.06	Notices.
Section 9.07	Severability of Provisions.
Section 9.08	No Partnership.
Section 9.09	Execution; Successors and Assigns.
Section 9.10	No Transfer of Servicing.
Section 9.11	Successors and Assigns.
Section 9.12	Non solicitation.
Section 9.13	Financial Statements.
Section 9.14	Waivers.
Section 9.15	Exhibits.
Section 9.16	Reproduction of Documents.
Section 9.17	Confidentiality of Information.
Section 9.18	Entire Agreement.
Section 9.19	Further Agreements.

EXHIBITS

EXHIBIT A  Mortgage Loan Schedule
EXHIBIT B  Servicing Officers
EXHIBIT C  Custodial Account Letter Agreement
EXHIBIT D  Escrow Account Letter Agreement
EXHIBIT E  Sarbanes-Oxley Back-Up Certificate
EXHIBIT F  Acknowledgment Agreement
EXHIBIT G  Request for Release

SERVICING AGREEMENT

This is a Servicing Agreement, dated and effective as of October 1, 2004, and is executed among Citigroup Global Markets Realty Corp. (the “Owner”) and GMAC Mortgage Corporation, as Servicer (the “Servicer”).

WHEREAS, the Owner shall, from time to time, purchase mortgage loans on a servicing-retained basis (the “Mortgage Loans”), which Mortgage Loans shall be set forth on a mortgage loan schedule delivered by the Owner to the Servicer and annexed hereto as Exhibit A;

WHEREAS, the Servicer owns the Servicing (as defined herein) with respect to such Mortgage Loans;

WHEREAS, the Owner desires for the Servicer to service, and the Servicer hereby agrees to service, the Mortgage Loans on the Owner’s behalf;

WHEREAS, the Owner may appoint a master servicer to master service the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Accepted Servicing Practices”: With respect to any Mortgage Loan or REO Property, those mortgage servicing practices that the Servicer customarily employs and exercises for its own account in servicing and administering mortgage loans of the same type as such Mortgage Loan or REO Property in the jurisdiction where the related Mortgaged Property is located (including, compliance with all applicable federal, state and local laws).

“Acknowledgment Agreement”: The document to be executed between the Owner and the Servicer on or prior to each Closing Date in the form of Exhibit F hereto, which document reflects the addition of Mortgage Loans which are subject to the terms and conditions of this Agreement.

“Adjustable Rate Mortgage Loan”: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

“Adjustment Date”: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

“Agreement”: This Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

“Assignment of Mortgage”: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Owner.

“Business Day”: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the Commonwealth of Pennsylvania or the State of New York are authorized or obligated by law or executive order to be closed.

“Closing Date”: With respect to the transfer of servicing by Owner to Servicer for any group of Mortgage Loans, the date upon which such Mortgage Loans become subject to this Agreement.

“Code”: The Internal Revenue Code of 1986, or any successor statute thereto.

“Condemnation Proceeds”: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

“Custodial Account”: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled “GMAC Mortgage Corporation, as servicer, in trust for the Owner and various Mortgagors, Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Owner.

“Custodian”: The custodian designated by the Owner.

“Determination Date”: With respect to each Distribution Date, the fifteenth (15th) day of the calendar month in which such Distribution Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately preceding such fifteenth (15th) day.

“Distribution Date”: The eighteenth (18th) day of each month, commencing on the eighteenth day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately preceding such eighteenth (18th) day.

“Due Date”: With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Period”: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

“Eligible Account”: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard and Poor’s, a division of the McGraw-Hill Companies or Prime-1 by Moody’s Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Owner by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

“Escrow Account”: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “GMAC Mortgage Corporation, as servicer, in trust for the Owner and various Mortgagors, Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Owner.

“Escrow Payments”: The amounts constituting taxes, assessments, fire and hazard insurance premiums and such other payments which may become a prior lien on the Mortgaged Property, required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

“Event of Default”: Any one of the events enumerated in Section 6.01.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“FDIC”: The Federal Deposit Insurance Corporation, or any successor thereto.

“FHLMC”: Freddie Mac or any successor thereto.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Servicer pursuant to this Agreement), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

“Fixed Rate Mortgage Loan”: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

“FNMA”: Fannie Mae or any successor thereto.

“Insurance Proceeds”: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

“Liquidation Proceeds”: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: A Mortgage Loan registered with the MERS® System.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

“Monthly Advance”: The aggregate of the advances made by the Servicer on any Distribution Date pursuant to Section 4.21.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing the Mortgage Note.

“Mortgagee”: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

“Mortgage Interest Rate”: With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan Documents: The original mortgage loan legal documents held by the Custodian.

“Mortgage Loan Schedule”: The schedule of Mortgage Loans, which schedule shall be attached to the applicable Acknowledgment Agreement and deemed to supplement this Agreement and become a part hereof on the related Closing Date.

“Mortgage Note”: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

“Mortgaged Property”: The Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

“Mortgagee”: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

“Mortgagor”: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successor’s in title to the Mortgaged Property.

“Nonrecoverable Monthly Advance”: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not, or, in the case of a proposed Monthly Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Officer’s Certificate”: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

“Opinion of Counsel”: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

“Pass-Through Transfer”: The sale or transfer of some or all of the Mortgage Loans by the Owner to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

“Person”: An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prepayment Charge”: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

“Principal Prepayment”: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Reconstitution Agreements”: The agreement or agreements entered into by the Servicer and the Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Article 7.

“Reconstitution Date”: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Article 7 hereof.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Provisions”: Provisions of the federal income tax law relating to REMIC’s, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“REO Account”: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “GMAC Mortgage Corporation in trust for the Owner, as of [date of acquisition of title], Adjustable Rate Mortgage Loans”.

“REO Disposition”: The final sale by the Servicer of any REO Property.

“REO Property”: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a FNMA eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home.

“Servicing Advances”: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

“Servicing Fee”: With respect to each Mortgage Loan, the amount of the annual servicing fee the Owner shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. The obligation of the Owner to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 4.05) of related Monthly Payment collected by the Servicer, or as otherwise proved under Section 4.05. If the Preliminary Servicing Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30-day month.

“Servicing Fee Rate”: The per annum rate at which the Servicing Fee accrues with respect to the Mortgage Loans as set forth in the related Acknowledgment Agreement, which rate shall be equal to the quotient of the annual Servicing Fee payable with respect to any Mortgage Loan divided by the Stated Principal Balance of the Mortgage Loan as of any date of determination.

“Servicing File”: The documents, records and other items pertaining to a particular Mortgage Loan, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer’s possession.

“Stated Principal Balance”: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not collected from the Mortgagor on or before such date, minus (ii) all amounts previously distributed to the Owner with respect to the related Mortgage Loan representing payments or recoveries of principal.

“Whole Loan Transfer”: Any sale or transfer of some or all of the Mortgage Loans by the Owner to a third party, which sale or transfer is not a Pass-Through Transfer.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01  Representations, Warranties and Covenants of Servicer.

The Servicer represents and warrants to, and covenants with, the Owner that as of the date hereof and as of each Closing Date:

(a)  The Servicer (i) is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania, (ii) has all licenses necessary to carry on its business as now being conducted, except for such licenses, the absence of which individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, (iii) is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer and (iv) is in compliance with the laws of any such state to the extent necessary to permit the servicing of the Mortgage Loans in accordance with the terms of this Agreement.

(b)  The Servicer has the full power and authority to execute and deliver this Agreement, and to enter into and consummate all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Owner, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy and insolvency laws affecting the rights of creditors generally and to general principles of equity (regardless of whether enforcement of such remedies is considered in a proceeding in equity or law).

(c)  The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation of any other of the transactions contemplated hereunder, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (i) result in a breach of any term or provision of the articles of incorporation or by-laws of the Servicer or (ii) conflict with, result in a breach, violate, or result in a default under or acceleration of, the terms of any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer is a party or by which it may be bound, or (iii) constitute a violation of any statute, rule, regulation, order, judgment or decree applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer;

(d)  The Servicer is an approved FNMA and FHLMC servicer in good standing with the requisite financial criteria and adequate resources to complete the transactions contemplated hereby pursuant to the terms hereof;

(e)  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it and contained in this Agreement; and

(f)  There is no action, suit, proceeding or investigation pending or, to its best knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Servicer, or that would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement.

ARTICLE III

POSSESSION OF SERVICING FILES;
BOOKS AND RECORDS;
DELIVERY OF MORTGAGE LOAN DOCUMENTS
MASTER SERVICER

Section 3.01  Contract for Servicing; Possession of Servicing Files.

The Owner, by execution and delivery of this Agreement (and the related Acknowledgment Agreement), does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before each Closing Date, the Owner shall transfer or cause to be transferred the Servicing Files with respect to the Mortgage Loans listed on the related Mortgage Loan Schedule to the Servicer. On or before each Closing Date, the Owner and Servicer shall execute and deliver an Acknowledgment Agreement, including the related Mortgage Loan Schedule, which Acknowledgment Agreement shall be deemed executed and delivered simultaneously by the Servicer to the Owner. Each Servicing File delivered to the Servicer shall be held by the Servicer to service the Mortgage Loans pursuant to this Agreement and are and shall be held in trust by the Servicer for the benefit of the Owner. In addition, on or prior to the initial Closing Date, and if requested by the Owner, any subsequent Closing Date, the Servicer shall submit to the Owner a fully executed original of an Officer’s Certificate in the form attached as Exhibit B hereto.

Section 3.02  Maintenance of Servicing Files.

The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans to the extent provided to or received by the Servicer. The possession of each Servicing File by the Servicer is for the sole purpose of servicing the Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Servicer acknowledges that the ownership of each Mortgage Loan, including the Note, the Mortgage, all other Mortgage Loan Documents and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested solely in the Owner or the appropriate designee of the Owner, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the exclusive benefit of the Owner or the assignee of the Owner, as the case may be, as the owner of the related Mortgage Loans. Any portion of the related Servicing Files retained by the Servicer shall be appropriately identified in the Servicer’s computer system to clearly reflect the ownership of the related Mortgage Loans by the Owner. The Servicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer’s servicing of the Mortgage Loans, such written instructions shall not be required.

Section 3.03  Books and Records.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be clearly marked to reflect the ownership of the Mortgage Loans by the Owner

Section 3.04  Transfer of Mortgage Loans.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe from time to time, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Servicer in accordance with this Section 3.04. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement via an assignment and assumption of this Agreement reasonably acceptable to the Servicer. The Owner also shall advise the Servicer in writing of the transfer. Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 3.05  Delivery of Mortgage Loan Documents.

The Servicer shall forward to the Custodian on behalf of the Owner original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 4.19 promptly after their execution; provided, however, that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its execution. If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its reasonable best efforts to effect delivery as soon as possible thereafter.

From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian. If the Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit G. The Owner shall cause the Custodian to deliver to the Servicer any requested Mortgage Loan Document previously delivered to the Custodian, provided that such documentation is promptly returned to the Custodian when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Owner.

Section 3.06  Quality Control Procedures.

The Servicer must have an internal quality control program capable of evaluating and monitoring the overall quality of its servicing activities. The purpose of the program is to ensure that the Mortgage Loans are serviced in accordance with Accepted Servicing Practices; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

Section 3.07  Master Servicer.

The Servicer hereby acknowledges that the Owner has designated Wells Fargo Bank, N.A. as the master servicer of the Mortgage Loans. The Servicer shall remit any amounts required to be remitted pursuant to this Agreement, and shall deliver any reports required to be delivered pursuant to this Agreement, to Wells Fargo Bank, N.A., unless otherwise notified by the Owner.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01  Servicer to Act as Servicer.

The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans from and after the related Closing Date in accordance with this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer shall service the Mortgage loans and REO Properties in accordance with Accepted Servicing Practices. With respect to each MERS Mortgage Loan, if the Servicer’s membership in MERS is terminated by MERS for any reason, the Servicer shall, within fifteen (15) days of the effective date of such termination, deliver to the recording office Assignments of Mortgage from MERS to the Purchaser or its designee

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Custodial Account for distribution in accordance with the terms of this Agreement.

Section 4.02  Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer shall ascertain and estimate annual taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that may become a prior lien on the Mortgaged Property and, as provided in the Mortgage, will become due and payable, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.03  Realization Upon Defaulted Mortgage Loans.

(a)  The Servicer shall use its reasonable best efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. The Servicer shall use its reasonable best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Owner after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Owner. In the event that any payment due under any Mortgage Loan remains delinquent for a period of 90 days or more, the Servicer shall commence foreclosure proceedings. The Servicer shall notify the Owner or its designee in writing of the commencement of foreclosure proceedings. In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 4.05.

(b)  Notwithstanding the foregoing provisions of this Section 4.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Owner would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)
such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Owner to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)
there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Owner to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 4.03 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided in Section 4.05(vi).

If the Servicer determines, as described above, that it is in the best economic interest of the Owner to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Owner. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided in Section 4.05(vi).

(c)  Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances, pursuant to Section 4.05(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.

Section 4.04  Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts. The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit C.

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i)  all payments on account of principal on the Mortgage Loans;

(ii)  all payments on account of interest on the Mortgage Loans;

(iii)  all Liquidation Proceeds;

(iv)  all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the loan documents or applicable law;

(v)  all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the loan documents or applicable law;

(vi)  all Monthly Advances;

(vii)  any amounts required to be deposited by the Servicer pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor;

(viii)  any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 4.13;

(ix)  any amounts required to be deposited in the Custodial Account pursuant to Sections 4.14 or 4.20; and

(x)  with respect to each Principal Prepayment, an amount (to be paid by the Servicer out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month’s interest on the amount of principal so prepaid at the Mortgage Interest Rate, provided, however, that in no event shall the aggregate of deposits made by the Servicer pursuant to this clause (x) exceed the aggregate amount of the Servicer’s servicing compensation in the calendar month in which such deposits are required.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 4.01, need not be deposited by the Servicer in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(iv). The Servicer shall give notice to the Owner and its designee of the location of the Custodial Account when established and prior to any change thereof.

If the balance on deposit in the Custodial Account exceeds $75,000 as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, the Servicer shall, on or before twelve o’clock noon Eastern time on such Business Day, withdraw from the Custodial Account any and all amounts payable to the Owner and remit such amounts to the Owner or its designee by wire transfer of immediately available funds.

Section 4.05  Permitted Withdrawals From the Custodial Account.

The Servicer may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)  to make distributions to the Owner or its designee in the amounts and in the manner provided for in Section 4.14;

(ii)  to reimburse itself for Monthly Advances, the Servicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of Owner;

(iii)  to reimburse itself for unreimbursed Servicing Advances, the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Owner;

(iv)  to pay to itself pursuant to Section 4.22 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

(v)  to reimburse the Servicer for any Monthly Advance previously made which the Servicer has determined to be a Nonrecoverable Monthly Advance;

(vi)  to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 4.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

(vii)  to clear and terminate the Custodial Account on the termination of this Agreement.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) - (vi) above. The Servicer shall provide written notification to the Owner or its designee in the form of an Officers’ Certificate to the Owner, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (v) above.

Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit D.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.08. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07  Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08  Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

Section 4.09  Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Owner or its designee, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

Section 4.10  Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the sum of the outstanding principal balance of the Mortgage Loan and the outstanding principal balance of the related first lien mortgage loan, if applicable, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Servicer also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Section 4.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Owner or its designee, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Owner or its designee, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Section 4.11  Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Owner or its designee, the Servicer shall cause to be delivered to such party a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner or its designee.

Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA or FHLMC on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Seller’s and Servicer’s Guide. Upon request of the Owner or its deisgnee, the Servicer shall cause to be delivered to such party a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days’ prior written notice to the Owner or its designee.

Section 4.13  Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer or a designee of the Owner, or in the event the Servicer or such designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Servicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Owner or its designee. The Servicer shall use its reasonable best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives appropriate notice to the Owner or its designee, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is necessary to sell any REO property, (i) the Servicer shall report monthly to the Owner or its designee as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and a separate servicing agreement between the Servicer and the Owner shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three years or such other period as may be permitted under Section 860G(a)(8) of the Code.

With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a separate REO Account for each REO Property in the form of a non-interest bearing demand account, unless an Opinion of Counsel is obtained by the Servicer to the effect that the classification as a grantor trust or REMIC for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property is held will not be adversely affected by holding such funds in another manner. Each REO Account shall be established with the Servicer or, with the prior consent of the Owner, with a commercial bank, a mutual savings bank or a savings association. The creation of any REO Account shall be evidenced by a letter agreement substantially in the form of the Custodial Account Letter Agreement attached as Exhibit C hereto. An original of such letter agreement shall be furnished to any Owner upon request.

The Servicer shall deposit or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of the Servicer. The Servicer shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. On or before each Determination Date, the Servicer shall withdraw from each REO Account and deposit into the Custodial Account the net income from the REO Property on deposit in the REO Account.

The Servicer shall furnish to the Owner or its designee on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Owner or its designee shall reasonably request.

Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner only with the prior written consent of the Owner. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Distribution Date in accordance with Section 4.14.

Section 4.14  Distributions.

On each Distribution Date, the Servicer shall distribute to the Owner or its designee all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05; plus (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 4.21, minus (iii) any amounts attributable to Principal Prepayments received after the last day of the Calendar month immediately preceding the related Distribution Date and minus (iv) any amounts attributable to Monthly Prepayments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

All distributions made to the Owner or its designee on each Distribution Date shall be based on the Mortgage Loans owned and held by the Owner, and shall be made by wire transfer of immediately available funds to the account of the Owner or its designee at a bank or other entity having appropriate facilities therefor, if the Owner shall have so notified the Servicer, or by check mailed to the address of the Owner or its designee.

With respect to any remittance received by the Owner or its designee after the Distribution Date on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Owner or its designee on the date such late payment is made and shall cover the period commencing with the day following such Distribution Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 4.15  Remittance Reports.

No later than the fifth Business Day of each month, the Servicer shall furnish to the Owner or its designee an electronic file in a mutually agreeable format containing the monthly data set forth in Exhibit H and for defaulted loans, the additional data set forth in Exhibit I, and for realized losses, the information in the form of Exhibit J, or such other data as mutually agreed upon by the parties, and all supporting documentation for such information or any other related information that the Owner or its designee or a master servicer reasonably requests.

Section 4.16  Statements to the Owner.

Not later than fifteen days after each Distribution Date, the Servicer shall forward to the Owner or its designee a statement prepared by the Servicer setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Section 4.04 and each category of withdrawal specified in Section 4.05.

In addition, not more than sixty days after the end of each calendar year, the Servicer shall furnish to the Owner and its designee, and to each Person who was the Owner at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as any Owner may reasonably request from time to time.

Section 4.17  [Reserved].

Section 4.18  [Reserved].

Section 4.19  Assumption Agreements.

The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 4.19, the Servicer, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures that it customarily employs in servicing and administering mortgage loans for its own account and in accordance with all applicable federal, state and local laws. With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Servicer shall notify the Owner or its designee that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Servicing File and shall, for all purposes, be considered a part of such Servicing File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement to the extent not retained by the Servicer shall be deposited in the Custodial Account pursuant to Section 4.04.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 4.19, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 4.20  Satisfaction of Mortgages and Release of Mortgage Loan Documents.

Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian and the Owner or its designee with a certification and request for release by a servicing officer of the Servicer (a “Servicing Officer”), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been or will be so deposited, and a request for delivery to the Servicer of the portion of the Mortgage Loan Documents held by the Custodian. Upon receipt of such certification and request, the Owner or its designee shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for execution by the Owner or its designee or at the Owner’s or its designee’s option execute under the authority of a power of attorney delivered to the Servicer by the Owner or its designee any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner or its designee may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Owner or its designee the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the fidelity bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, the Owner or its designee shall, upon request of the Servicer and delivery to the Owner or its designee of a servicing receipt signed by a Servicing Officer, release or shall cause the release of the requested portion of the Mortgage Loan Documents held by the Owner or its designee to the Servicer. Such servicing receipt shall obligate the Servicer to return the related Mortgage Loan Documents to the Owner or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the related Mortgage Loan Document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Owner or its designee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage Loan Document or documents were delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Owner or its designee to the Servicer.

Section 4.21  Monthly Advances by the Servicer.

(a)  Not later than the close of business on the Business Day preceding each Distribution Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 4.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the Mortgage Interest Rate net of the Servicing Fee, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

(b)  The Servicer’s obligations to make Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the Remittance Date for the remittance of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds or Condemnation Proceeds) with respect to the Mortgage Loan; provided that such obligation shall cease if the Servicer furnishes to the Purchaser an Officers’ Certificate evidencing the determination by the Servicer in accordance with Section 6.04 that an advance with respect to such Mortgage Loan would constitute a Nonrecoverable Advance.

Section 4.22  Servicing Compensation.

As compensation for its services hereunder, the Servicer shall, subject to Section 4.04(x), be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer’s Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 4.19, and late payment charges or otherwise shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 4.23  Notification of Adjustments.

On each Adjustment Date, the Servicer shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Servicer also shall provide timely notification to the Owner or its designee of all applicable data and information regarding such interest rate adjustments and the Servicer’s methods of implementing such interest rate adjustments. Upon the discovery by the Servicer, the Owner or any master servicer that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Section 4.24  Statement as to Compliance.

(a)  The Servicer will deliver to the Owner or its designee, not later than March 15th of each year (or, in each case, if such day is not a Business Day, the immediately preceding Business Day) an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Owner to any Person identified as a prospective Owner of the Mortgage Loans.

Section 4.25  Independent Public Accountants’ Servicing Report.

Not later than March 15th of each year (or, in each case, if such day is not a Business Day,, the immediately preceding Business Day), the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement (each, an “Annual Independent Public Accountant’s Report”) to the Owner and to the depositor in connection with a securitization transaction and master servicer in connection with a securitization transaction to the effect that such firm has examined certain documents and records relating to the Servicer’s servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement (such statement to have attached thereto a schedule setting forth the agreements covered thereby), and that, on the basis of such an examination, conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer’s servicing has been conducted in compliance with the agreements examined pursuant to this Section 4.25, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 4.26  Back-up Certification.

(a)  On or before March 15 of each year (or if not a Business Day, the immediately preceding Business Day), beginning on March 15, 2005, and with respect to any calendar year during which an annual report on Form 10-K of any depositor is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, or at any other time upon thirty days written request, an officer of the Servicer shall, if the Mortgage Loans are being master serviced by a master servicer in a securitization transaction, execute and deliver to such master servicer for the benefit of such master servicer and its officers, directors and affiliates a certification in the form of Exhibit E attached hereto.

(b)  The Servicer shall indemnify and hold harmless the master servicer, the Owner or its designee and their officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under Section 4.24, Section 4.25 and/or Section 4.26 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the master servicer, the Owner or its designee, then the Servicer agrees that it shall contribute to the amount paid or payable by the master servicer, the Owner or its designee as a result of the losses, claims, damages or liabilities of the master servicer, the Owner or its designee in such proportion as is appropriate to reflect the relative fault of the master servicer, the Owner or its designee on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 4.26 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 4.27  Access to Certain Documentation.

The Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Owner access to the documentation regarding the Mortgage Loans serviced by the Servicer required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. In addition, access to the documentation will be provided to the Owner and any Person identified to the Servicer by the Owner without charge, upon reasonable request during normal business hours at the offices of the Servicer. The Owner shall reimburse the Servicer for any copying costs incurred in connection with this Section.

Section 4.28  Reports and Returns to be Filed by the Servicer.

The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 4.29  Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 4.30  Superior Liens.

With respect to each second lien Mortgage, the Servicer shall, for the protection of the Owner’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption.

If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take such actions as are reasonably necessary to protect the interests of the Owner, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Internal Revenue Code. The Servicer shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Servicer determines that such Servicing Advance is in the best interests of the Owner. The Servicer shall not make such a Servicing Advance except to the extent that it determines that such advance would not be a Nonrecoverable Servicing Advance from Liquidation Proceeds on the related Mortgage Loan. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

ARTICLE V

MERGER OR CONSOLIDATION; INDEMNIFICATION

Section 5.01  Merger or Consolidation of the Servicer.

(a)  The Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)  Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 5.02  Indemnification.

The Servicer shall indemnify the Owner and any subsequent Owner and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner or any subsequent Owner may sustain in any way related to the failure of the Servicer to perform its obligations under this Agreement including but not limited to its obligation to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Article 8.

Section 5.03  Limitation of Liability.

Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner shall be liable, the Servicer shall be entitled to reimbursement therefor from the Owner upon written demand except when such expenses, costs and liabilities are subject to the Servicer’s indemnification under Sections 5.02.

Section 5.04  Servicer Not to Resign.

The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner or its designee which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until the Owner or its designee shall have assumed the Servicer’s responsibilities and obligations hereunder.

ARTICLE VI

DEFAULT

Section 6.01  Events of Default.

In case one or more of the following events of default by the Servicer (each, an “Event of Default”) shall occur and be continuing, that is to say:

(i)  any failure by the Servicer to remit to the Owner or its designee any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner or its designee; or

(ii)  failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner or its designee; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)  the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)  the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  failure by the Servicer to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located where such compliance is necessary for the Servicer’s performance of its obligations under this Agreement; or

(vii)   the Servicer ceases to meet the qualifications of either a FNMA or FHLMC servicer, the Servicer is not eligible to act as servicer or master servicer for mortgage loans subject to residential mortgage backed securities transactions rated by any nationally recognized rating agency or is eligible to act as such only with enhanced credit support; or

(viii)  the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof, except for such limited delegations to outsource vendors that the Servicer utilizes in connection with other mortgage loans in its servicing portfolio; or

(ix)  the Servicer fails to duly perform, within the required time period, its obligations under Sections 4.24, 4.25 or 4.26, which failure continues unremedied for a period of three (3) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans; or

(x)  a Mortgage Loan is a MERS Mortgage Loan and the Servicer’s membership in MERS is terminated for any reason and (i) the MERS Mortgage Loans are not de-registered from the MERS System and (ii) the related Assignment of Mortgage is not recorded within 15 days following such termination;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner or its designee, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have under Section 5.02 hereof and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Owner or its designee. Upon written request from the Owner or its designee, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Owner’s possession or the Owner’s designee’s possession all Servicing Files relating to the Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense. The Servicer agrees to cooperate with the Owner and its designee in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to its Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any related REO Property.

The Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VII

TERMINATION

Section 7.01  Termination.

The respective obligations and responsibilities of the Servicer shall terminate upon the distribution to the Owner or its designee of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Servicer) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date by mutual agreement of the Owner and the Servicer, or at the option of the Owner pursuant to Section 6.01. Upon written request from the Owner in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Owner’s possession or the Owner’s designee’s possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense if termination is pursuant to Section 6.01. Such cost shall be borne by the Owner if the Servicer is terminated other than pursuant to Section 6.01. The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 7.02  Successor to the Servicer.

Prior to termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Section 6.01, 7.01 or 8.01, the Owner shall (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer as servicer under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer’s duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 7.02 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 2.01 and the remedies available to the Purchaser, it being understood and agreed that the provisions of such Sections shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement provided, however, that such successor shall not assume, and Servicer shall indemnify such successor for, any and all liabilities arising out of the Servicer’s failure to act in accordance with Accepted Servicing Practices and in strict compliance with the terms of this Agreement. Any termination of the Servicer shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation or remedies with respect to such claims.

The Servicer shall timely deliver to the successor the funds in the Custodial Account, REO Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor and the Servicer shall make such arrangements as may be mutually agreed upon to reimburse the Servicer for amounts the Servicer actually expended pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

ARTICLE VIII

RECONSTITUTION

Section 8.01  Reconstitution. With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Servicer agrees:

(1)
to cooperate fully with the Owner and any prospective purchaser of the Mortgage Loans with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as the Owner shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers;

(2)
to execute all Reconstitution Agreements, including without limitation, an assignment and assumption agreement and an indemnification agreement, provided that the Owner shall deliver any Reconstitution Agreements required to be executed by the Servicer at least ten (10) days prior to such Whole Loan Transfer or Pass-Through Transfer, and the Servicer shall execute any such Reconstitution Agreements which contain provisions substantially similar to those herein or otherwise reasonably acceptable to the Owner and the Servicer and which restates the representations and warranties contained in Article II as of the date of such Whole Loan Transfer or Pass-Through (except to the extent any such representation or warranty is not accurate on such date);

(3)
to deliver to the Owner for inclusion in any prospectus or other offering material such publicly available information regarding the Servicer’s financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Owner, and to deliver to the Owner any similar non public, unaudited financial information, in which case the Owner shall bear the cost of having such information audited by certified public accountants if the Owner desires such an audit, or as is otherwise reasonably requested by the Owner and which the Servicer is capable of providing without unreasonable effort or expense, and to indemnify the Owner and its affiliates for material misstatements and alleged material misstatement contained in such information and material omissions and alleged material omissions from such information;

(4)
to deliver to the Owner and to any Person designated by the Owner, at the Owner’s expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Servicer pursuant to clause 3 above as shall be reasonably requested by the Owner;

(5)
to deliver to the Owner, and to any Person designated by the Owner, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Owner to be necessary in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, such in-house Opinions of Counsel for a Pass-Through Transfer to be in the form reasonably acceptable to the Owner, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Owner;

(6)
to negotiate and execute one or more subservicing agreements between the Servicer and a master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Owner in its sole discretion and/or one or more custodial and servicing agreements among the Owner, the Servicer and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Owner in its sole discretion, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization;

(7)
in connection with any securitization of any Mortgage Loans, to execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Owner’s direction, contain contractual provisions including, but not limited to, a 24-day certificate payment delay (54-day total payment delay), servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are required by the Owner and one or more nationally recognized rating agencies for “AAA” rated mortgage pass-through transactions which are “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed. If the Owner deems it advisable at any time to pool the Mortgage Loans with other mortgage loans for the purpose of resale or securitization, the Servicer agrees to execute one or more subservicing agreements between itself (as servicer) and a master servicer designated by the Owner at its sole discretion, and/or one or more servicing agreements among the Servicer, the Owner and a trustee designated by the Owner at its sole discretion, such agreements in each case incorporating terms and provisions substantially identical to those described in the immediately preceding paragraph; and

(8)
with respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, effected by the Owner, the Owner (i) shall reimburse Servicer for all reasonable out-of-pocket third party costs and expenses related thereto and (ii) shall pay Servicer a reasonable amount representing time and effort expended by Servicer related thereto (which amount shall be reasonably agreed upon by Servicer and Owner prior to the expenditure of such time and effort); provided, however, that for each Whole Loan Transfer and/or Pass-Through Transfer, the sum of such amounts described in subsections (i) and (ii) above shall in no event exceed $5,000. For purposes of this paragraph, all Whole Loan Transfers and/or Pass-Through Transfers made to the same entity within the same accounting cycle shall be considered one Whole Loan Transfer or Pass-Through Transfer.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01  Amendment.

This Agreement may be amended from time to time by the Owner and the Servicer by written agreement signed by the Owner and the Servicer.

Section 9.02  Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Owner’s expense upon direction of the Owner, but only when such direction is accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Owner or is necessary for the administration or servicing of the Mortgage Loans.

Section 9.03  Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 9.04  Governing Law.

The Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles other than 5-1401 of the general obligations law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

Section 9.05  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 9.06  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to (a) in the case of the Servicer, 100 Witmer Road, Horsham, Pennsylvania 19044 Attention: Michael Wolper, or such other address as may hereafter be furnished to the Owner in writing by the Servicer and (b) in the case of the Owner, 390 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Mr. Peter Steinmetz or such other address as may hereafter be furnished to the Servicer in writing by the Owner.

Section 9.07  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 9.08  No Partnership.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Owner.

Section 9.09  Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 5.04, this Agreement shall inure to the benefit of and be binding upon the Owner and the Servicer and their respective successors and assigns.

Section 9.10  No Transfer of Servicing.

The Servicer acknowledges that the Owner has acted in reliance upon the Servicer’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner, which consent will not be unreasonably withheld.

Section 9.11  Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer and the Owner and the respective successors and assigns of the Servicer and the Owner. The Owner may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Owner under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Servicer and such Owner, and a separate and distinct Agreement between the Servicer and each other Owner to the extent of the other related Mortgage Loan or Loans. In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Owner shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party without the consent of the Owner.

Section 9.12  Non-solicitation.

From and after the date of the related Closing Date, the Servicer covenants and agrees that it will not take any action or facilitate or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan to refinance such Mortgage Loan, in whole or in part or provide information to any other entity to solicit the refinancing of any Mortgage Loan, in whole or in part, without the prior written consent of the Owner. Notwithstanding the foregoing, it is understood and agreed that promotions (including for the refinancing of mortgage loans) undertaken by the Servicer or any affiliates of the Servicer which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the Mortgage Loans, including, without limitation, Mortgagor monthly account statements and messages on the Servicer’s voice response unit, mass mailing advertisements based on commercially acquired mailing lists or the Servicer’s entire servicing portfolio, and newspaper, radio and television advertisements shall not constitute solicitation under this Section 9.12. This Section 9.12 shall not be deemed to preclude the Servicer or any of its affiliates from soliciting any Mortgagor for any other financial products or services.

Section 9.13  Financial Statements.

The Servicer understands that in connection with the Owner’s marketing of the Mortgage Loans, the Owner shall make available to prospective purchasers the Servicer’s financial statements for the most recently completed three fiscal years respecting which such statements are available. The Servicer also shall make available any comparable interim statements to the extent any such statements have been prepared by the Servicer (and are available upon request to members or stockholders of the Servicer or the public at large). The Servicer, if it has not already done so, agrees to furnish promptly to the Owner copies of the statements specified above. The Servicer also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

The Servicer also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of the Servicer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Servicer, its or servicing practices or the financial statements of the Servicer.

Section 9.14  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 9.15  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.16  Reproduction of Documents.

This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 9.17  Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

Section 9.18  Entire Agreement.

Each of the Servicer and the Owner acknowledge that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.

Section 9.19  Further Agreements.

The Servicer and the Owner each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP., as Owner

By:	/s/ [Authorized Signatory]
Name:
Title:

GMAC MORTGAGE CORPORATION, as Servicer

By:	/s/ [Authorized Signatory]
Name:
Title:

EXHIBIT A

MORTGAGE LOANS

EXHIBIT B

FORM OF SERVICER’S OFFICER’S CERTIFICATE

I, ________________________, hereby certify that I am the duly elected ______________ of GMAC Mortgage Corporation, a Pennsylvania corporation (the “Servicer”), and further certify, on behalf of the Servicer as follows:

a. Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by-laws of the Servicer as are in full force and effect on the date hereof.

b. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Servicer are pending or contemplated.

c. Each person who, as an officer or attorney-in-fact of the Servicer, signed (a) the Servicing Agreement (the “Servicing Agreement”), dated as of October 1, 2004 by and between the Servicer and Citigroup Global Markets Realty Corp. (the “Owner”); and (b) any other document delivered prior hereto or on the date hereof in connection with the Servicing Agreement, at the respective times of such signing and delivery, and is duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

d. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Servicer on ____________, 200_ (the “Resolutions”) with respect to the authorization and approval of the servicing of mortgage loans pursuant to the Servicing Agreement; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

e. Attached hereto as Attachment III is a Certificate of Good Standing of the Servicer dated _____, 200_. No event has occurred since _______, 200_ which has affected the good standing of the Servicer under the laws of the State of ___________.

f. All of the representations and warranties of the Servicer contained in Subsection 2.01 of the Servicing Agreement were true and correct in all material respects as of the date of the Servicing Agreement and are true and correct in all material respects as of the date hereof.

g. The Servicer has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Servicing Agreement.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:
[Seal]

GMAC MORTGAGE CORPORATION

By:
Name:
Title:

:

I, _______________________, Secretary of the Servicer, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Servicer and that the signature appearing above is genuine.
IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:
[Seal]

GMAC MORTGAGE CORPORATION

By:
Name:
Title:	[Assistant] Secretary

EXHIBIT C

CUSTODIAL ACCOUNT LETTER AGREEMENT

____________ __, 200_

To:

(the “Depository”)

As Servicer under the Servicing Agreement, dated as of October 1, 2004, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as “GMAC Mortgage Corporation in trust for the Owner, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

GMAC MORTGAGE CORPORATION

By:
Name:
Title:
Date:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

[Depository]

By:
Name:
Title:
Date:

EXHIBIT D

ESCROW ACCOUNT LETTER AGREEMENT

, 200_

To:  (the “Depository”)

As Servicer under the Servicing Agreement, dated as of October 1, 2004, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as “[Servicer] in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

GMAC MORTGAGE CORPORATION

By:
Name:
Date:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:
Name:
Title:
Date:

EXHIBIT E

FORM OF BACK-UP CERTIFICATION

I, [identify certifying individual], certify to the [Owner], [Mortgage Loan Seller] [Depositor], [Trustee], [Securities Administrator] and [Master Servicer] that:

(i) Based on my knowledge, the information in the Statement as to Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of the Statement as to Compliance;

(ii) The servicing information required to be provided by the Servicer under this Servicing Agreement has been provided to the Master Servicer;

(iii) I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon the review required by the Agreement, and except as disclosed in the Statement as to Compliance or the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer, the Servicer has as of the date of this certification fulfilled its obligations under the Agreement; and

(iv) I have has disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

By:
Name:
Title:

EXHIBIT F

ACKNOWLEDGMENT AGREEMENT

On this ____ day of ____________, 2004, Citigroup Global Markets Realty Corp. (the “Owner”) as the Owner under the Servicing Agreement dated as of October 1, 2004, (the “Agreement”), does hereby transfer to GMAC Mortgage Corporation (the “Servicer”) as Servicer under the Agreement, the servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto. The Servicer hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the attached Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Servicer by the Owner in accordance with the terms of the Agreement.

With respect to the Mortgage Loans made subject to the Agreement hereby, the Closing Date shall be ___________________, and the Servicing Fee Rate shall be ___% per annum.

All other terms and conditions of this transaction shall be governed by the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:
Name:
Title:

GMAC MORTGAGE CORPORATION

By:
Name:
Title:

EXHIBIT G

REQUEST FOR RELEASE

To: [Addressee]

Re: Servicing Agreement, dated as of October 1, 2004, between Citigroup Global Markets Realty Corp. as the Owner and GMAC Mortgage Corporation as the Servicer

In connection with the administration of the Mortgage Loans held by you as the Custodian on behalf of the Owner, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Documents to be sent to Name, Address and Phone Number

Mortgagor’s Name Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

_____ 1. Mortgage Loan Paid in Full. (The Authorized Servicer hereby certifies that all amounts received in connection therewith have been credited to the account of the Owner).

_____ 2. Mortgage Loan Liquidated By _________________________ (The Authorized Servicer hereby certifies that all proceed of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the account of the Owner).

_____ 3. Mortgage Loan in Foreclosure

_____ 4. Other (explain)

If box 1 or 2 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 3 or 4 above is checked, upon our return of all of the above documents to you as the Custodian on behalf of the Owner, please acknowledge your receipt by signing in the space indicated below, and returning this form.

By:
Name:
Title:

Date:

Acknowledgment of Documents returned to the Custodian:

By:
Name:
Title:
Date:

EXHIBIT H

Exhibit 1: Standard File Layout - Scheduled/Scheduled

Column Name	Description	Decimal	Format Comment
LOAN_NBR	Loan Number assigned by investor		Text up to 10 digits
SERVICER LOAN_NBR	Servicer Loan Number		Text up to 10 digits
BORROWER_NAME	Mortgagor name assigned to Note		Max length of 30
SCHED_PMT_AMT	P&I constant	2	No commas(,) or dollar signs
NOTE_INT_RATE	Gross Interest Rate	4	Max length of 6
NET_RATE	Gross Interest Rate less the Service Fee	4	Max length of 6
SERV_FEE_RATE	Service Fee Rate	4	Max length of 6
NEW_PAY_AMT	ARM loan’s forecasted P&I constant	2	No commas(,) or dollar signs ($)
NEW_LOAN_RATE	ARM loan’s forecasted Gross Interest Rate	4	Max length of 6
ARM_INDEX_RATE	ARM loan’s index Rate used	4	Max length of 6
ACTL_BEG_BAL	Beginning Actual Balance	2	No commas(,) or dollar signs ($)
ACTL_END_BAL	Ending Actual Balance	2	No commas(,) or dollar signs ($)
NEXT_DUE_DATE	Borrower’s next due date		MM/DD/YYYY
CURT_AMT_1	Curtailment Amount	2	No commas(,) or dollar signs ($)
CURT_DATE_1	Due date Curtailment was applied to		MM/DD/YYYY
CURT_ADJ_ AMT_1	Curtailment Interest if applicable	2	No commas(,) or dollar signs ($)
CURT_AMT_2	Curtailment Amount 2	2	No commas(,) or dollar signs ($)
CURT_DATE_2	Due date Curtailment was applied to		MM/DD/YYYY
CURT_ADJ_ AMT2	Curtailment Interest if applicable	2	No commas(,) or dollar signs ($)
CURT_AMT_3	Curtailment Amount 3	2	No commas(,) or dollar signs ($)
CURT_DATE_3	Due date Curtailment was applied to		MM/DD/YYYY
CURT_ADJ_AMT3	Curtailment Interest, if applicable	2	No commas(,) or dollar signs ($)
SCHED_BEG_BAL	Beginning Scheduled Balance	2	No commas(,) or dollar signs ($)
SCHED_END_BAL	Ending Scheduled Balance	2	No commas(,) or dollar signs ($)
SCHED_PRIN_AMT	Scheduled Principal portion of P&I	2	No commas(,) or dollar signs ($)
SCHED_NET_INT	Scheduled Net Interest (less Service Fee)	2	No commas(,) or dollar signs ($)
LIQ_AMT	Liquidation Principal Amt to bring balance to zero	2	No commas(,) or dollar signs ($)
PIF_DATE	Liquidation Date		MM/DD/YYYY
ACTION_CODE	Either 60 for liquidation or 65 for Repurchase		Max length of 2
PRIN_ADJ_AMT	Principal Adjustments made to loan, if applicable	2	No commas(,) or dollar signs ($)
INT_ADJ_AMT	Interest Adjustment made to loan, if applicable	2	No commas(,) or dollar signs ($)
PREPAYMENT	Prepayment penalty amount, if applicable	2	No commas(,) or dollar signs ($)
SOILDER_SAILOR ADJ	Soldier and Sailor Adjustment amount, if applicable	2	No commas(,) or dollar signs ($)
NON ADV LOAN AMT	Non Recoverable Loan Amount, if applicable	2	No commas(,) or dollar signs ($)

EXHIBIT I

Exhibit: Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower’s next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current “as is” value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker’s price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•    ASUM-    Approved Assumption
•    BAP-        Borrower Assistance Program
•    CO-           Charge Off
•    DIL-          Deed-in-Lieu
•    FFA-         Formal Forbearance Agreement
•    MOD-       Loan Modification
•    PRE-         Pre-Sale
•    SS-            Short Sale
•    MISC-      Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
• Mortgagor
• Tenant
• Unknown
• Vacant

The Property Condition field should show the last reported condition of the property as follows:
• Damaged
• Excellent
• Fair
• Gone
• Good
• Poor
• Special Hazard
• Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT J

Exhibit: Calculation of Realized Loss/Gain Form 332- Instruction Sheet

THE NUMBERS ON THE FORM CORRESPOND WITH THE NUMBERS LISTED BELOW.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.
Complete as applicable. All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

13.	The total of lines 1 through 12.

Credits:

14-21.
Complete as applicable. All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

22.	The total of lines 14 through 21.

Please note:  For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

FARGO BANK, N.A.
CALCULATION OF REALIZED LOSS/GAIN
Prepared by: __________________   Date: _______________
Phone: ______________________ Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________
Borrower’s Name:________________________________________________________
Property Address:________________________________________________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney’s Fees	________________	(4)
(5)	Taxes	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	________________	(12)
	Cash for Keys__________________________	________________
	HOA/Condo Fees_______________________	________________
	________________________________	________________
	________________________________	________________
	Total Expenses	$ _______________	(13)

Credits:			(14)
(14)	Escrow Balance	$ _______________	(15)
(15)	HIP Refund	________________	(16)
(16)	Rental Receipts	________________	(17)
(17)	Hazard Loss Proceeds	________________	(18)
(18)	Primary Mortgage Insurance Proceeds	________________	(19)
(19)	Pool Insurance Proceeds	________________	(20)
(20)	Proceeds from Sale of Acquired Property	________________	(21)
(21)	Other (itemize)	________________
	________________________________	________________
	________________________________	________________
	Total Credits	$ _______________	(22)
	Total Realized Loss (or Amount of Gain)	$ _______________	(23)